Exhibit 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated April 20, 2016 in the Registration Statement (Form F-1) and related Prospectus of Seanergy Maritime Holdings Corp. for the registration of common shares and Class A warrants.

Athens, Greece
October 28, 2016